Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2007, relating to the consolidated financial statements of The Washington Savings Bank, F.S.B. and subsidiaries for the year ended July 31, 2007, appearing in the Registration Statement No. 333-146877 of WSB Holdings, Inc. on Form S-4.

/s/ Stegman & Company

Baltimore, Maryland

January 17, 2008